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                            FIRST AMENDMENT TO
                  COMPUTERIZED PROCESS CONTROL AGREEMENT


      This FIRST AMENDMENT TO COMPUTERIZED PROCESS CONTROL AGREEMENT (this "First Amendment"), effective as of January 1, 1997, is by and between ROFAN SERVICES INC. ("RSI") and DESTEC ENERGY, INC. ("DEI").

                                RECITALS:

      WHEREAS, RSI and DEI entered into the Computerized Process Control Agreement, executed by the last party on August 2, 1993 (the
"Agreement"), whereby the parties set forth their understanding pertaining to the MOD5 Process Control Systems for DEI's Plants (as those terms are defined in the Agreement); and

      WHEREAS, RSI and DEI now desire to amend the Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RSI and DEI hereby agree to the following terms, covenants, conditions and obligations as amendment and supplement to the Agreement:

      1. All terms, covenants, obligations and conditions in the Agreement not superseded or amended by any provisions in this First Amendment remain in full force and effect as originally written in the Agreement. All capitalized terms used and not otherwise defined in this First Amendment have the meaning assigned to such terms in the Agreement.

      2. Subparagraphs 4.2(c), (d) and (e) of the Agreement are deleted in their entireties.

      3. Subparagraphs 4.3(b) and (c) of the Agreement are deleted in their entireties.

      4. Paragraph 9.2 of the Agreement is deleted in its entirety and replaced by the following text:

        9.2 RSI agrees to supply Maintenance Services, including maintenance and adjustment of MOD5 HARDWARE parts, solely in accordance with the SERVICE AGREEMENT which is incorporated as Appendix A of this Agreement. RSI is not responsible for supply of the MINICOMPUTER, but DEI shall acquire rights for the services of MINICOMPUTER at DEI's PLANT. Unless otherwise agreed in writing, DEI shall, at its expense, obtain and keep in full effect throughout the term of this Agreement, a contract from the manufacturer of the MINICOMPUTER providing for maintenance service and will otherwise maintain the MINICOMPUTER and associated software in good working order and make all necessary and recommended adjustments and repairs thereto.

      5. In Paragraph 1, Services, of Appendix A on page 19, the initial unnumbered subparagraph is amended by deleting the first sentence and replacing it with the following text:

          To facilitate efficient use of SYSTEMS, RSI agrees to provide and DEI agrees to acquire SYSTEM Maintenance Services as provided hereunder.

      6. Subparagraph 1(i) of Appendix A on page 19 is deleted in its entirety.

      7. The first sentence of subparagraph 1(ii) of Appendix A on page 20 is deleted in its entirety and replaced by the following text:

          (ii) Maintenance Services for MOD5 HARDWARE and MOD5 SOFTWARE include the assistance for implementation, where necessary, of PRODUCT NOTICES for MOD5 HARDWARE and MOD5 SOFTWARE, on-request preventive maintenance based on the specific needs of MOD5 HARDWARE, and remedial maintenance advice for MOD5 HARDWARE, MOD5 SOFTWARE, firmware, and other HARDWARE MAINTENANCE conducted by DEI.

      8. Subparagraph 1(iii) of Appendix A on page 20 is deleted in its entirety.

      9. Subparagraph 3(i) of Appendix A on page 21 is deleted in its entirety and replaced by the following text:

          (i) For Maintenance Services described in Paragraph 1(ii) performed at DEI's PLANT, DEI shall pay RSI a service charge in the amount of RSI's standard charge for such services, plus reasonable travel and living expenses. This fee is initially $125.00 per hour. This charge is waived during the first ninety
          (90) calendar days after the INSTALLATION DATE.

      10.  Subparagraph 3(ii) of Appendix A on page 21 is deleted in its

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entirety and replaced by the following text:

          (ii) For home based maintenance and support services described in Paragraph 1(ii) above conducted at the home locations of RSI and its suppliers, DEI shall pay RSI a quarterly fee determined by multiplying the total number of MOD CANS it has in its SYSTEMS (Schedule 1) by a standard service fee, or as otherwise agreed in writing between DEI and RSI. This standard service fee shall be subject to RSI's reasonable annual adjustment to spread RSI's annual related support costs on a pro rata basis on written notice.

      11. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of RSI and DEI. The pronouns of any gender shall include the other gender and either the singular or plural shall include the other.


      IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.


                                    ROFAN SERVICES INC.

                                    By:  /s/ B. G. Taylorson
                                        ------------------------------
                                    Name:  B. G. Taylorson
                                    Title: Authorized Representative


                                    DESTEC ENERGY, INC.

                                    By:  /s/ Enrique M. Larroucau
                                        ------------------------------
                                    Name:  Enrique M. Larroucau
                                    Title: Senior Vice President, Chief
                                           Financial Officer and
                                           Treasurer